Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-194566) pertaining to the 2014 Equity Incentive Plan, the 2014 Employee Stock Purchase Plan and the 2008 Stock Incentive Plan of Castlight Health, Inc. of our report dated March 12, 2015, with respect to the consolidated financial statements of Castlight Health, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

San Francisco, California
March 12, 2015